EXHIBIT 99.3


                        MICRO COMPONENT TECHNOLOGY, INC.

                          ANNUAL STOCKHOLDERS' MEETING

                            FRIDAY, JANUARY 21, 2000

                                    9:00 A.M.

                                 MARQUETTE HOTEL
                              MINNESOTA RIVER ROOM
                              710 MARQUETTE AVENUE
                             MINNEAPOLIS, MINNESOTA







             MICRO COMPONENT TECHNOLOGY, INC.
[LOGO] MCT   2340 WEST COUNTY ROAD C
             ST. PAUL, MN 55113                                            PROXY
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PROXY SOLICITED BY THE BOARD OF DIRECTORS MEETING OF STOCKHOLDERS JANUARY 21,
2000.

The undersigned stockholder of Micro Component Technology, Inc. ("MCT"), does hereby constitute and appoint Roger Gower, President and Chief Executive Officer, and Jeffrey Mathiesen, Vice President and Chief Financial Officer, as his or her proxy, with full power of substitution, to attend the Annual Meeting of the Stockholders of MCT to be held at 9:00 a.m. on January 21, 2000 at the Marquette Hotel, Minnesota River Room, 710 Marquette Avenue, Minneapolis, Minnesota, or any continuation or adjournment thereof, with full power to vote and act for the undersigned, in his or her name, and to vote all stock of MCT held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below. The undersigned hereby revokes any other proxy previously given by him or her.


Please Note: Any shares of stock of MCT held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself -- the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of MCT are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.





                      SEE REVERSE FOR VOTING INSTRUCTIONS.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1. Election of directors:  01 Roger E. Gower    04 David M. Sugishita    [ ] Vote FOR       [ ] Vote WITHHELD
                           02 D. James Guzy     05 Donald R. VanLuvanee      all nominees       from all nominees
                           03 Donald J. Kramer  06 Patrick Verderico         (except as
                                                                             specified below)


                        [ARROW] PLEASE FOLD HERE [ARROW]


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY    ________________________________________________
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE          |                                                |
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)          |________________________________________________|

2. To consider and vote on a proposal to approve and
   adopt the merger agreement among Aseco Corporation,
   Micro Component Technology, Inc. and MCT
   Acquisition, Inc., a wholly owned subsidiary of MCT.
   Under the terms of the merger, Aseco will become a
   subsidiary of MCT.                                   [ ] For         [ ] Against        [ ] Abstain

3. To approve an amendment to the Incentive Stock
   Option Plan to increase the number of shares
   reserved for issuance under the Plan from 1,250,000
   shares to 1,500,000 shares, or, if the merger is
   approved, to increase the number to 2,300,000
   shares.                                              [ ] For         [ ] Against        [ ] Abstain

4. In their discretion on any other matter that may
   properly come before the meeting or any adjournment
   or adjournments thereof.                             [ ] For         [ ] Against        [ ] Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Address Change? Mark Box  [ ]
Indicate changes below:                                    Dated: _________________________, 1999.

                                                       ________________________________________________
                                                      |                                                |
                                                      |                                                |
                                                      |________________________________________________|

                                                      Signature(s) in Box
                                                      Please date and sign above exactly as name appears
                                                      at the left, indicating, where appropriate, official
                                                      capacity. If stock is held in joint tenancy, each
                                                      joint owner must sign.